SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Haights Cross Communications, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2008, Haights Cross Communications, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K.  This Amendment No. 1 to our Current Report on Form 8-K is being filed solely to include that certain Cash Escrow Agreement, dated as of June 30, 2008, by and among Oakstone Holding Company, LLC, as buyer, Haights Cross Operating Company, as seller, and U.S. Bank National Association, as escrow agent, as Exhibit 10.1 under Item 9.01(d).  The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our above-referenced Current Report on Form 8-K.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated June 30, 2008, by and among Haights Cross Operating Company, Oakstone Publishing, LLC, and Oakstone Holding Company, LLC[1]
10.1	Cash Escrow Agreement dated June 30, 2008, by and among Oakstone Holding Company, LLC, Haights Cross Operating Company and U.S. Bank National Association[2]
99.1	Press Release dated July 1, 2008[1]
99.2	Haights Cross Communications, Inc. Unaudited Pro Forma Financial Information[1]

1Incorporated by reference to the Current Report on Form 8-K of Haights Cross Communications, Inc. filed with the Securities and Exchange Commission on July 7, 2008.

2Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

By: /s/ Mark Kurtz
Name: Mark Kurtz Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated June 30, 2008, by and among Haights Cross Operating Company, Oakstone Publishing, LLC, and Oakstone Holding Company, LLC[1]
10.1	Cash Escrow Agreement dated June 30, 2008, by and among Oakstone Holding Company, LLC, Haights Cross Operating Company and U.S. Bank National Association[2]
99.1	Press Release dated July 1, 2008[1]
99.2	Haights Cross Communications, Inc. Unaudited Pro Forma Financial Information[1]

1Incorporated by reference to the Current Report on Form 8-K of Haights Cross Communications, Inc. filed with the Securities and Exchange Commission on July 7, 2008.

2Filed herewith.